Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, NY 10036 212 832 3232 Contact: Robert Klemens Vice President Communications 212 796 9377

Cohen & Steers Income Opportunities REIT, Inc.
Acquires Shopping Center in Charlotte, North Carolina

New York, May 13, 2026— Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) announced its latest acquisition, a high-quality community shopping center in Charlotte, N.C. The investment was made through a programmatic joint venture with Sterling Organization, a real estate investment firm that specializes in shopping centers in the U.S.

Winslow Bay Commons is a 268,000 square foot shopping center located in Mooresville, N.C., an affluent suburb of Charlotte. With a strong economic base across the finance, technology and healthcare sectors, Charlotte’s population is projected to grow faster than the U.S. average (2% annually vs. 0.7%)1. The property is 97% leased, shadow-anchored by Target and includes sector leading retail concepts such as T.J. Maxx, HomeGoods, Dick’s Sporting Goods, and Ross Dress for Less.

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“Charlotte ranks highly among our target markets based on its dynamic long term growth profile; so we are quite pleased to plant the CNSREIT flag here. The I-77 corridor on the north side of Charlotte is where a disproportionate amount of this growth is being channeled. Mooresville, where the center is located, experienced population growth of 53% over the last decade and is the third fastest growing city in North Carolina2. Owning the dominant center at a rapidly growing retail node is exactly where we like to be positioned.”

CNSREIT is acquiring high-quality properties that seek to generate attractive income and growth potential alongside best-in-class operators, and has an initial focus on well-anchored, necessity-driven shopping centers. Open-air shopping centers are at their highest occupancy level of the past 16 years at 95.7%3, outperforming all other sectors, according to real estate analytics provider CoStar Group.

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high quality, income-focused, stabilized properties within the
1 Source: CoStar, as of December 2025
2 ACS Community Survey 2025
3 Source: CoStar, as of December 2025

United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Sterling Organization. Sterling Organization is a vertically integrated private equity real estate firm whose national platform is focused on investing in retail and distribution real estate assets across the risk spectrum in major markets within the United States. The firm has over $2B of assets under management across the U.S., including more than 13 million square feet of primarily retail real estate. Sterling Organization, with offices across the nation, is headquartered in West Palm Beach, FL.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.

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